UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2005

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 17, 2005, the Board of Directors of Select Comfort Corporation (the “Company”) adopted a Non-Employee Director Equity Plan (the “Plan”).

Under the Plan, any non-employee member of the Company’s Board of Directors may elect to receive shares of the Company’s common stock in lieu of all or any portion of the cash compensation otherwise payable to the non-employee director. Participants in the Plan may also elect to defer the receipt of the shares to a future date or event, subject to earlier issuance in the event of the participant’s separation from service with the Company or upon a change in control of the Company. The number of shares of common stock to be issued or deferred, as the case may be, will be determined by dividing the cash compensation otherwise payable to the participant by the fair market value of a share of common stock on the date that the cash compensation would have otherwise been paid.

Pursuant to its corporate governance principles, the Company intends to seek shareholder approval to issue shares pursuant to the Plan at its next Annual Meeting, planned to be held in May of 2006. Prior to shareholder approval, no shares of common stock will be issued under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: November 23, 2005	By: /s/ Mark A. Kimball
Title: Senior Vice President